Exhibit 4.1

CERTIFICATE OF STOCK

CREXUS INVESTMENT CORP.

INCORPORATED UNDER THE LAWS OF
THE STATE OF MARYLAND

NUMBER	SHARES

COMMONSTOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS
CUSIP [_______]

THIS CERTIFIES THAT ____________________________________________
is the owner of _________________________________________________
FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE, OF CREXUS INVESTMENT CORP.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation, as amended, and the By-Laws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[SEAL OF CREXUS INVESTMENT CORP.]

/s/ Daniel Wickey	/s/ Kevin Riordan
SECRETARY	CHIEF EXECUTIVE OFFICER AND PRESIDENT

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES, LLC
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, DURING THE PERIOD COMMENCING ON THE INITIAL DATE AND PRIOR TO THE RESTRICTION TERMINATION DATE (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CAPITAL STOCK OF THE CORPORATION IN EXCESS OF NINE AND EIGHT-TENTHS PERCENT (9.8%) IN VALUE OR IN NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE, OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE; AND (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING BENEFICIALLY OWNED BY LESS THAN ONE HUNDRED (100) PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION). ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING, OR IN THE CASE OF SUCH A PROPOSED OR ATTEMPTED TRANSACTION, GIVE AT LEAST FIFTEEN (15) DAYS PRIOR WRITTEN NOTICE. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IN (I), (II) AND (III) ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A TRANSFER TO THE CHARITABLE TRUST IS NOT EFFECTIVE FOR ANY REASON TO PREVENT A VIOLATION OF THE RESTRICTIONS ON TRANSFER AND OWNERSHIP IN (I), (II) AND (III) ABOVE, THEN THE ATTEMPTED TRANSFER OF THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF ANY OF THE RESTRICTIONS ON TRANSFER AND OWNERSHIP IN (IV) AND (V) ABOVE ARE VIOLATED, THEN THE ATTEMPTED TRANSFER OF THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A PURPORTED TRANSFER IS NOT TREATED AS BEING VOID AB INITIO FOR ANY REASON, THEN THE SHARES TRANSFERRED IN SUCH VIOLATION SHALL AUTOMATICALLY BE TRANSFERRED TO A CHARITABLE TRUST FOR THE BENEFIT OF A CHARITABLE BENEFICIARY, AND THE PURPORTED OWNER OR TRANSFEREE WILL ACQUIRE NO RIGHTS IN SUCH SHARES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION

IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

          THE COMPANY WILL FURNISH TO ANY STOCKHOLDER OF THE COMPANY UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF (1) THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE; AND (2) WITH RESPECT TO THE CLASSES OF STOCK WHICH MAY BE ISSUED IN SERIES, A FULL STATEMENT OF (A) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET; AND (B) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.

          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT-_____ Custodian ______
TEN ENT — as tenants by the entireties	(Cust) (Minor)
JT TEN — as joint tenants with right of	Under Uniform Gifts to Minors
survivorship and not as tenants	Act________
in common	(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ____________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_______________________

____________________________________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________________________________________________________________________________________

_________________________________________________________________________________________________Shares of the COMMON STOCK represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated _______________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

_________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.